Exhibit 5.3

KUTAK ROCK LLP

SUITE 200 THE BREWER BUILDING 234 EAST MILLSAP ROAD FAYETTEVILLE, AAKANSAS 72703-4099 479-973-4200 FACSIMILE 479-973-0007 WWW.KUTAKROCK.COM September 17, 2014	ATLANTA CHICAGO DENVER IRVINE KANSAS CITY LITTLE ROCK LOS ANGELES MINNEAPOLIS OKLAHOMA CITY OMAHA PHILADELPHIA RICHMOND SCOTTSDALE SPOKANE WASHINGTON WICHITA

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:	Arkansas Guarantors – 5.125% senior secured notes due 2021 and 6.875% senior unsecured notes due 2022 to be issued by CHS/Community Health Systems, Inc. pursuant to the Indentures dated as of January 27, 2014, as subsequently supplemented and more particularly described below

Ladies and Gentlemen:

We have acted as Arkansas (the “State”) special counsel to CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), the Arkansas Guarantors (as defined below), each organized and existing under the laws of the State of Arkansas, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,000,000,000 aggregate principal amount of the Company’s 5.125% senior secured notes due 2021 (the “Secured Exchange Notes”) that are to be general senior secured obligations of the Company and unconditionally guaranteed on a senior secured basis by Community Health Systems, Inc. (“Holdings”) and certain of the Company’s current and future domestic subsidiaries, including the Arkansas entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Arkansas Guarantors”), and $3,000,000,000 aggregate principal amount of the Company’s 6.875% senior unsecured notes due 2022 (the “Unsecured Exchange Notes,” and, together with the Secured Exchange Notes, the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by Holdings and certain of the Company’s current and future domestic subsidiaries, including the Arkansas Guarantors. The Secured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among FWCT-2 Escrow Corporation (“Escrow Corp”), the guarantors party thereto, Regions Bank, as trustee (the “Trustee”) and Credit Suisse AG, as collateral agent (the “Collateral Agent”), as supplemented by the Assumption Supplemental Indenture, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, the Trustee and the Collateral Agent, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent (collectively, the “Secured Notes Indenture”). The Unsecured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among Escrow Corp, the guarantors party thereto and the Trustee, as supplemented by the Assumption Supplement Indenture, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, and the Trustee, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto and the Trustee (collectively, the “Unsecured Notes Indenture,” and, together with the Secured Notes Indenture, the “Indentures”).

KUTAK ROCK LLP

CHS/Community Health Systems, Inc.

September 17, 2014

The Secured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.125% senior secured notes due 2021 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Secured Notes Registration Rights Agreement”). The Unsecured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 6.875% senior notes due 2022 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, by and among Escrow Corp and Merrill Lynch and Credit Suisse, each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, by and among the Company, Holdings, the guarantors party thereto, Merrill Lynch and Credit Suisse (collectively, the “Unsecured Notes Registration Rights Agreement,” and, together with the Secured Notes Registration Rights Agreement, the “Registration Rights Agreements”).

“State Law” means the laws of the State of Arkansas that an Arkansas lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Arkansas Guarantors; provided that “State Law” does not include any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision. We have not examined, and we do not opine, as to the law of any other jurisdiction, whether applicable directly or through State Law. We are not rendering any opinion as to the effect or applicability of any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, fraudulent conveyance or transfer, usury, laws governing the legality of investments for regulated entities, regulations T, U or X of the Board of Governors of the Federal Reserve System or any laws, rules, regulations, or administrative decisions of any political subdivision of any state including any county, city, municipality, town or special subdivision, or any applicable telecommunications or other trade-specific regulatory laws. Furthermore, we express no opinion with respect to: compliance with the Securities Act, antifraud laws, or any other law, rules or regulations relating to securities or the offer and sale thereof; compliance with fiduciary duties by the Company’s or Arkansas Guarantors’ boards of directors or other governing bodies; compliance with safe harbors for disinterested board of director or other governing body approvals; compliance with state securities or blue sky laws; and compliance with the Investment Company Act of 1940 or the Trust Indenture Act of 1939. Our opinion herein is limited to the matters set forth herein in effect on the date hereof. Our opinion herein is limited to the effect on the subject transaction of State Law as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

In rendering our opinions herein, with your permission we have relied with respect to factual matters, without any independent investigation or verification, upon the Officers’ Certificate (defined below), the certificates of public officials referred to below, and the representations, warranties, and factual statements set forth in the Transaction Documents (defined below). In addition thereto, we have reviewed and relied upon the following:

(i) the organizational documents and instruments of the Arkansas Guarantors described on Exhibit A hereto (the “Organizational Documents”);

KUTAK ROCK LLP

CHS/Community Health Systems, Inc.

September 17, 2014

(ii) the certificate with respect to various factual matters and corporate documents signed by an officer of each of the Arkansas Guarantors and dated the date of this opinion (the “Officers’ Certificate”);

(iii) the Secured Notes Registration Rights Agreement;

(iv) the Unsecured Notes Registration Rights Agreement;

(v) the Secured Notes Indenture;

(vi) the Unsecured Notes Indenture;

(vii) the forms of Exchange Notes;

(viii) the Registration Statement; and

(ix) the prospectus contained within the Registration Statement (the “Prospectus”).

Items (iii) through (ix) above are collectively referenced herein as the “Transaction Documents”.

Our opinions herein are subject to the following assumptions, qualifications, limitations, and exclusions in addition to any and all others set forth herein:

(a) In reaching the opinion set forth below, we have assumed, without any investigation, inquiry or review: (i) the genuineness of all signatures, (ii) the authenticity and completeness of all documents submitted to us as originals, (iii) the legal capacity of natural persons executing such documents, (iv) the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies, (v) the effectiveness, completeness, and accuracy of all corporate records provided to us, (vi) the Transaction Documents comply in all respects with the transaction described in the corporate minutes and resolutions described in the Officer’s Certificate and accurately describe and contain the mutual understanding of the parties, and that there are no written or oral agreements or courses of dealing, conduct, or performance that modify, amend, vary, or revoke, or purport to modify, amend, vary or revoke, all or any portion of the Transaction Documents, and that there has been no waiver of any provision of the Transaction Documents, (vii) the Transaction Documents were duly delivered for value and for the consideration provided for therein or contemplated thereby, (viii) no fraud, duress or mutual mistake of fact exists with relation to the execution, acknowledgement, delivery, performance, recordation or filing of any of the Transaction Documents and any documents related thereto; and (ix) all Transaction Documents have been duly filed, recorded, executed, and delivered, as applicable and to extent necessary for the validity and enforceability thereof. We have also relied, as to all questions of fact material to this opinion letter, upon the Transaction Documents. We have not conducted any independent investigation or review of, or attempted to verify independently, such factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the parties to any of Transaction Documents, including but not limited to the Officer’s Certificate.

KUTAK ROCK LLP

CHS/Community Health Systems, Inc.

September 17, 2014

(b) To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Transction Documents, other than the Arkansas Guarantors, have the requisite organizational power and authority to enter into and perform such documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such other parties.

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, and based upon State Law, it is our opinion that:

(1) Based solely on the certificates of good standing identified on Exhibit A, each Arkansas Guarantor is validly existing and in good standing under State Law.

(2) Each Arkansas Guarantor has the requisite corporate (with respet to those Arkansas Guarantors which are corporations) or limited liability company (with respect to those Arkansas Guarantors which are limited liability companies) power to execute, deliver and perform its obligations under the Indentures, including its guarantee of the Exchange Notes.

(3) The execution and delivery by each Arkansas Guarantor of the Indentures and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indentures, have been duly authorized by each Arkansas Guarantor.

This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. We assume no obligation to advise you of any future changes in the facts or law relating to the matters covered by this opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters including, without limitation, any opinions as to the enforceability of the Transaction Documents. We expressly assume that the Transaction Documents, contain typical and customary terms and provisions and that the Indentures are enforceable in accordance with their terms. This opinion letter is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

Sincerely,
/s/ KUTAK ROCK LLP

KUTAK ROCK LLP

CHS/Community Health Systems, Inc.

September 17, 2014

Schedule I

Arkansas Guarantors

Name of Arkansas Guarantor	State of Organization
Forrest City Arkansas Hospital Company, LLC	AR
Forrest City Hospital Corporation	AR
Fort Smith HMA, LLC	AR
MCSA, L.L.C.	AR
Phillips Hospital Corporation	AR
QHG of Springdale, Inc.	AR
Triad - El Dorado, Inc.	AR
Van Buren H.M.A., LLC	AR

KUTAK ROCK LLP

CHS/Community Health Systems, Inc.

September 17, 2014

Exhibit A

Organizational Documents

1.	Forrest City Arkansas Hospital Company, LLC, an Arkansas limited liability company:

A.	Articles of Organization, filed with the Arkansas Secretary of State January 31, 2006 and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Operating Agreement dated January 31, 2006; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.

2.	Forrest City Hospital Corporation, an Arkansas corporation:

A.	Articles of Incorporation, filed with the Arkansas Secretary of State January 31, 2006 and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Bylaws dated January 31, 2006; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.

3.	MCSA, L.L.C., an Arkansas limited liability company:

A.	Articles of Organization, dated as of February 23, 1996 and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Third Amended And Restated Limited Liability Company Agreement dated April 1, 2009; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.

4.	Phillips Hospital Corporation, an Arkansas corporation:

A.	Articles of Incorporation, dated January 23, 2002 and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Bylaws dated January 24, 2002; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.

5.	QHG of Springdale, Inc., an Arkansas corporation:

A.	Articles of Incorporation, dated October 1, 1998 and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Undated Bylaws consisting of thirteen pages and attached to the Officers’ Certificate; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.

6.	Triad - El Dorado, Inc., an Arkansas corporation:

A.	Articles of Incorporation, dated January 25, 1996, as amended May 7, 1999, and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Bylaws dated November 30, 1999; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.

KUTAK ROCK LLP

CHS/Community Health Systems, Inc.

September 17, 2014

7.	Fort Smith HMA, LLC, an Arkansas limited liability company:

A.	Articles of Organization, filed with the Arkansas Secretary of State as of September 28, 2009 and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Amended and Restated Limited Liability Company Agreement of Fort Smith HMA, LLC dated January 27, 2014; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.

8.	Van Buren H.M.A., LLC, an Arkansas limited liability company:

A.	Articles of Organization, filed with the Arkansas Secretary of State as of March 13, 2009 and certified by the Arkansas Secretary of State as of September 2, 2014;

B.	Amended and Restated Limited Liability Company Agreement of Van Buren H.M.A., LLC dated January 27, 2014; and

C.	Good Standing Certificate issued by the Arkansas Secretary of State dated August 28, 2014.